EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the registration statement of SpectRx, Inc. on Form S-2 Amendment No. 2 of our report dated February 20, 2004 (with respect to Note 14, March 26, 2004) relating to our audit of the consolidated financial statements of SpectRx, Inc. included in the 2003 annual report on Form 10-K, amendment no. 1. We also consent to the reference to our firm in the Experts section of this registration statement.

/s/ Eisner LLP

New York, New York

July 7, 2004